ASSISTANT SECRETARY'S CERTIFICATE

                    PIONEER IBBOTSON ASSET ALLOCATION SERIES



         The undersigned, Christopher J. Kelly, Assistant Secretary of Pioneer Ibbotson Asset Allocation Series, a Delaware statutory trust (the "Trust") hereby certifies on behalf of the Trust and each of its series, Pioneer Ibbotson Moderate Allocation Fund, Pioneer Ibbotson Growth Allocation Fund and Pioneer Ibbotson Aggressive Allocation Fund, as follows:

1. Attached hereto as Exhibit A is a true and complete copy of the Agreement and Declaration of Trust of the Trust and all amendments thereto (as so amended, the "Declaration of Trust"); no amendment to the Declaration of Trust has been authorized or become effective since the date of the last of such amendments; no amendment or other document relating to or affecting the Declaration of Trust has been filed in the office of the Secretary of State of the State of Delaware since such date and no action has been taken by the Trust, its shareholders, trustees or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation of the Trust.

2. Attached hereto as Exhibit B is a true, complete and correct copy of the By-Laws of the Trust as in full force and effect on the date hereof and at all times since the date of the last amendment.

3. Attached hereto as Exhibit C is a true and complete copy of resolutions adopted by the Board of Trustees of the Trust with respect to the organization of the Trust and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Trustees of the Trust on August 3, 2004. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Trustees of the Trust relating to the organization of the Trust and the transactions contemplated thereby.






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         IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by the undersigned on and as of the 4th day of August, 2004.


                                        PIONEER IBBOTSON ASSET ALLOCATION SERIES



                                         By: /s/Christopher J. Kelley___________
                                                     Name: Christopher J. Kelley
                                                      Title: Assistant Secretary